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Exhibit 12.1



                                 AQUANTIVE, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

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

                                                                                     YEAR ENDED DECEMBER 31,
                                                               --------------------------------------------------------------
                                                                  2005         2004        2003         2002           2001
                                                               ---------     --------    --------     --------     ----------

Pre-tax income (loss) from continuing operations                $ 60,179     $ 27,596    $ 12,659     $ (3,263)    $ (39,984)

Add: Fixed charges
     Interest expensed & capitalized                            $  3,784     $  2,140         932         1090          1671
     Amortized capitalized expenses related to indebtedness          532          158            -            -             -
                                                               ---------      -------     -------      -------      --------


Total fixed charges (B)                                         $  4,316     $  2,298         932        1,090         1,671

Pre-tax income (loss) from continuing operations before
     fixed charges (A)                                          $ 64,495     $ 29,894    $ 13,591     $ (2,173)    $ (38,313)
                                                               ---------      -------     -------      -------      --------
Ratio of earnings to fixed charges* (A)/(B)                         14.9         13.0        14.6         -2.0         -22.9
                                                               =========      =======     =======      =======      ========
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